Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD ANNOUNCES PRELIMINARY REVENUE RESULTS FOR THIRD QUARTER – SALES IMPACTED BY COVID-DRIVEN SHORTAGES

Highlights:

•	Estimated Q3’20 Net Sales of $7.0 to $7.5 compared to $7.2M in Q3’19
•	Includes newly acquired Biz & Dryel Q3 sales estimate of $2.2M
•	Core business sales impacted by pandemic driven raw material shortages

DENVER, COLORADO – October 12, 2020 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced preliminary anticipated revenue results for its third quarter ended September 30, 2020, which were heavily impacted by Covid-19 driven shortages of raw materials.

The Company expects to report total revenues of $7.0 to $7.5 million. The third quarter revenues included an estimated $2.2 million of newly acquired Biz and Dryel products, and an anticipated decrease in the Company’s core business of an estimated $2.3M or 31.9%.  These are anticipated results and actual results could differ from these estimates.

“While we are pleased with the initial performance of our new manufacturing and distribution partners, our base business sales decreased significantly in the third quarter” said Mark Goldstein, CEO and Chairman.  “We encountered key raw materials shortages, primarily for containers and caps, which were driven by the pandemic. These shortages impacted our ability to deliver product for virtually all of our brands.  Reduced store traffic also drove lower Batiste sales during the quarter. Demand for our products remains strong and we are grateful for our long-standing relationships with our customers while our team is quickly adapting to this unprecedented situation.”

Kevin Paprzycki, CFO added, “We began seeing improvement in the availability of key materials in early October.  While supply issues remain, at this point we are cautiously optimistic about stronger sales in the fourth quarter. This should allow us to resume cash generation and debt repayment.  We also expect approximately $0.3 million of final supply chain transition costs and acquisition related expenditures to impact our third quarter results.”

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032